UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court, Miami Lakes, Florida	33014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-324-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2015, Diamedix Corporation, a wholly-owned subsidiary of ERBA Diagnostics, Inc., as seller (“Diamedix”), entered into a Purchase and Sale Agreement (the “Agreement”) with Joe Management LLC, as buyer (“Buyer”), for the sale of the real property owned by Diamedix located at 2115, 2140, 2141, 2150, 2155, 2160 North Miami Avenue and 38 NW 22nd Street, in Miami, Florida, and all improvements thereon (collectively, the “Property”).

Purchase Price. The purchase price for the Property is $23,000,000 (the “Purchase Price”).

Examination Period. The Agreement provides for a 45 day examination period (the “Examination Period”), during which Buyer has the right to: (i) conduct a due diligence investigation of the Property; and (ii) terminate the Agreement in its sole and absolute discretion. While the Agreement is binding upon Diamedix, Buyer, in its sole and absolute discretion, may terminate the Agreement during the Examination Period.

Anticipated Closing Date. The Agreement provides for the consummation of the purchase and sale of the Property to occur within 60 days after the expiration of the Examination Period.

1031 Exchange. Either Diamedix or Buyer may consummate the sale and purchase, respectively, of the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code (a “1031 Exchange”). If Diamedix elects a 1031 Exchange and intends to purchase a replacement property (the “Replacement Property”) with a portion of the Purchase Price, then a qualified independent third party intermediary will be required to hold such portion of the Purchase Price that is designated to be used by Diamedix to purchase the Replacement Property in such 1031 Exchange, and, in which case, Diamedix will not have access to such portion of the Purchase Price. After the consummation of the purchase and sale of the Property under the Agreement, Diamedix would have 45 days to identify the Replacement Property for the 1031 Exchange. The purchase of the Replacement Property in the 1031 Exchange would need to be consummated by the earlier to occur of: (i) 180 days after the consummation of the purchase and sale of the Property under the Agreement; and (ii) the due date, including extensions, of Diamedix’s tax return for the tax year in which the consummation of the purchase and sale of the Property under the Agreement occurs.

Deposits. Upon entering into the Agreement, Buyer will place into escrow an initial deposit of $100,000 (the “Initial Deposit”). If Buyer terminates the Agreement during the Examination Period, then the Initial Deposit will be returned to Buyer. If Buyer does not terminate the Agreement during the Examination Period, then, upon the expiration of the Examination Period, Buyer will be required to place into escrow an additional deposit of $400,000 (the “Additional Deposit”).

Defaults. After the expiration of the Examination Period, in the event of a default under the Agreement by Buyer, Diamedix would be entitled to receive the Initial Deposit and the Additional Deposit as its sole remedy. After the expiration of the Examination Period, in the event of a default under the Agreement by Diamedix, Buyer would be entitled to: (i) terminate the Agreement and receive the Initial Deposit and the Additional Deposit; or (ii) attempt to specifically enforce the performance by Diamedix of its obligations under the Agreement.

Assignment. The Agreement may be assigned by Buyer without the consent of Diamedix.

Certain Other Provisions. The Agreement contains other representations, warranties, conditions, covenants and agreement that the Company believes are customary for transactions of this type.

The description of the Agreement set forth under this Item 1.01 does not purport to be complete. Such description is qualified in its entirety by reference to the copy of the Agreement (attached hereto as Exhibit 10.1), which is incorporated by reference herein.

As of September 30, 2014, the net book value of the land, building and improvements being sold was $449,000.

ERBA Diagnostics, Inc., has made forward-looking statements in this Current Report on Form 8-K, which are subject to risks and uncertainties and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words "may," "will," "believes," "expects," "anticipates," "intends," "plans," "estimates," "projects," "could," "would," "should," or similar expressions or statements that certain events or conditions may occur. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by these forward-looking statements. These forward-looking statements are based largely on our expectations and the beliefs and assumptions of our management and on the information currently available to it and are subject to a number of risks and uncertainties, including, without limitation:

●	Buyer, in its sole and absolute discretion, may terminate the Agreement during the 45 day Examination Period;

●	the consummation of the purchase and sale of the Property may not occur when anticipated, or at all;

●	if Diamedix elects to undertake a 1031 Exchange and purchase a Replacement Property with a portion of the Purchase Price, then Diamedix will not have access to such portion of the Purchase Price;

●

if Diamedix elects to undertake a 1031 Exchange and purchase a Replacement Property with a portion of the Purchase Price, then Diamedix may not be able to consummate such further transaction when anticipated, or at all; and

●	Diamedix may not elect to undertake a 1031 Exchange or purchase a Replacement Property.

Many of these factors are beyond the control of ERBA Diagnostics, Inc. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the ERBA Diagnostics, Inc.’s filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement, dated as of March 25, 2015, by and between Diamedix Corporation and Joe Management LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA Diagnostics, Inc.

Dated: March 25, 2015	By:	/s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Purchase and Sale Agreement, dated as of March 25, 2015, by and between Diamedix Corporation and Joe Management LLC